UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2008
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Capital Growth Systems, Inc.
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(Exact Name of Registrant as Specified in Its Charter)

Florida	0-30831	65-0953505
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 W. Madison Street, Suite 2060, Chicago, Illinois 60661
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(Address of Principal Executive Offices, Including Zip Code)

(312) 673-2400
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(Registrant's Telephone Number, Including Area Code)

Not Applicable
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(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Sale of Frontrunner

On February 19, 2008, Capital Growth Systems, Inc. (the “Company”) and its wholly owned subsidiary Frontrunner Network Systems, Corp. (“FNS”) entered into an Asset Purchase Agreement with Williams Interactive Media, Inc. (“Williams”) pursuant to which FNS sold substantially all of its assets to Williams. FNS is in the business of installing and servicing customer-premise voice, data and video networks (the “Business”). The purchase price for the assets was approximately $850,000 plus Williams assumed FNS’ indebtedness to a material supplier which had an approximate remaining principal amount of $590,000. Approximately $140,000 of the cash purchase price was placed in escrow and will be disbursed based on the collections of certain accounts receivable of FNS which were purchased by Williams. The Company used the cash proceeds (net of the escrow amount) to pay down amounts outstanding to Hilco Financial, LLC.

In connection with the sale of assets, the Company and FNS agreed to not compete with Williams in the Business for a period of five years; however, the Company, may: (i) continue to operate its subsidiaries as they are currently operated, (ii) engage in businesses which could include the establishment, maintenance or operations of fiber optic, cable, satellite, wireless or other high speed transmission network (“Operation Businesses”), (iii) acquire a company engaged in any of the Operation Businesses which has as part of its business a business that may be deemed engaged in the Business (and continuing to operate that sector of the acquired business), or (iv) be acquired, or have substantially all of its assets acquired, by a third party which is engaged in the Business.

Amendment to LTIP

On February 22, 2008, the Company also approved an amendment to its 2007 Long Term Incentive Plan to increase the number of shares of common stock issuable under the Plan by 1,500,000, resulting in an aggregate of up to 6,500,000 shares of common stock issuable under the Plan. The Company has awarded options to purchase an aggregate of 6,360,000 shares under the Plan to a total of 34 employees of the Company or its subsidiaries. A copy of the Amendment is included with this filing as Exhibit 10.2.

Item 2.01 Completion of Acquisition or Disposition of Assets

See Item 1.01 of this Current Report on Form 8-K for a discussion of the Company’s disposition of substantially all of the assets of FNS.

Item 9.01 Financial Statements and Exhibits

(b)	Pro Forma Financial Information

Attached hereto as Exhibit 99.1.

(c)	Exhibits

	10.1	Asset Purchase Agreement

	10.2	Amendment to LTIP

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL GROWTH SYSTEMS, INC.

By:	/s/ Jim McDevitt
By: Jim McDevitt Its: Chief Financial and Accounting Officer

Dated: February 25, 2008